UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 23, 2024

EASTSIDE DISTILLING, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38182	20-3937596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

755 Main Street, Building 4, Suite 3

Monroe, Connecticut 06468

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (458) 800-9154

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $0.0001 par value	EAST	The Nasdaq Stock Market LLC
(Title of Each Class)	(Trading Symbol)	(Name of Each Exchange on Which Registered)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 23, 2024, the 2024 Annual Meeting of the Stockholders of the Company (the “2024 Annual Meeting”) was held virtually pursuant to notice duly given. At the 2024 Annual Meeting, the Company’s stockholders voted on (i) the election of six members of the Company’s Board of Directors to serve until the annual meeting of stockholders to be held in 2025 (Proposal 1); (ii) to approve, by non-binding “say-on-pay” vote, the compensation of the Company’s named executive officers (Proposal 2); (iii) to approve a non-binding “say-on-frequency” vote regarding the frequency of future advisory votes on the compensation of the Company’s named executive officers (every year, every two years, or every three years) (Proposal 3); and (iv) to adopt and approve an amendment to the Company’s Articles of Incorporation to effect a reverse stock split of our issued shares of common stock, at a specific ratio, ranging from one-for-two to one-for-ten, at any time prior to the one-year anniversary date of the 2024 Annual Meeting, with the exact ratio to be determined by the Board of Directors without further approval or authorization of our stockholders (Proposal 5) (the “Charter Amendment Proposal”).

The proposal set forth in the proxy statement for the 2024 Annual Meeting to ratify the appointment of M&K CPAS, PLLC as the Company’s independent registered public accounting firm was not presented at the meeting (Proposal 4) as the Company subsequently appointed Salberg & Company, P.A. as the Company’s independent registered public accounting firm, rendering that proposal moot. In addition, the proposal set forth in the proxy statement for the 2024 Annual Meeting to approve the adjournment of the Annual Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there not sufficient votes to approve the Charter Amendment Proposal (Proposal 6) was also not presented at the meeting, as there were sufficient votes present and cast in favor of such matter to render such proposal moot.

Set forth below are the voting results on each matter submitted to the stockholders at the 2024 Annual Meeting.

Proposal 1: Election of Directors

At the meeting, the stockholders voted to elect six individuals to the Board of Directors, each to serve until the annual meeting of stockholders to be held in 2025, as follows:

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
Joseph Caltabiano	2,459,219	59,194	6,872	816,511
Joseph Freedman	2,460,415	58,143	6,727	816,511
Geoffrey Gwin	2,455,947	61,865	7,473	816,511
Stephanie Kilkenny	2,379,320	135,004	10,961	816,511
Eric Finnsson	2,371,119	143,224	10,942	816,511
Robert Grammen	2,360,656	153,531	11,098	816,511

Proposal 2: Advisory Vote (Non-Binding) on Executive Compensation

At the Meeting, the stockholders voted to approve, by non-binding “say-on-pay” vote, the compensation of the Company’s named executive officers, as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
2,423,475	99,605	2,205	816,511

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Proposal 3: Advisory Vote on the Frequency of Advisory Approval of the Compensation of Our Named Executive Officers

At the Meeting, the stockholders voted to approve a non-binding “say-on-frequency” vote regarding the frequency of future advisory votes on the compensation of the Company’s named executive officers (every year, every two years, or every three years), as follows:

1 YEAR	2 YEARS	3 YEARS	BROKER NON-VOTE
358,173	95,221	2,070,461	817,941

Following the Company’s receipt of the voting results on Proposal 3, the Company has determined to proceed with a frequency for voting on executive compensation of every three years.

Proposal 4: Ratify Appointment of Independent Registered Public Accounting Firm

The proposal to ratify the appointment of M&K CPAS, PLLC as the Company’s independent registered public accounting firm was not presented at the meeting and was moot as described above.

Proposal 5: The Reverse Split Proposal

At the Meeting, the stockholders voted to adopt and approve an amendment to the Company’s Articles of Incorporation to effect a reverse stock split of our issued shares of common stock, at a specific ratio, ranging from one-for-two to one-for-ten, at any time prior to the one-year anniversary date of the Annual Meeting, with the exact ratio to be determined by the Board of Directors without further approval or authorization of our stockholders, as follows:

FOR	AGAINST	ABSTAIN
3,189,303	138,923	13,570

Proposal No. 6: Authorization to Adjourn the Annual Meeting

At the Meeting, the proposal to approve the adjournment of the Annual Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there not sufficient votes to approve the Charter Amendment Proposal was moot as described above.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 30, 2024

EASTSIDE DISTILLING, INC.

By:	/s/ Geoffrey Gwin
Geoffrey Gwin
Chief Executive Officer

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